UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2016

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000 Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into Material Definitive Agreement.

Cotulla Purchase and Sale Agreement

On October 24, 2016, SN Cotulla Assets, LLC (“SNC”), a wholly-owned subsidiary of Sanchez Energy Corporation (the “Company”), and, for the limited purposes set for therein, the Company, on the one hand, entered into that certain Purchase and Sale Agreement (the “Cotulla Purchase Agreement”) with Carrizo (Eagle Ford) LLC (“Carrizo Eagle Ford”), and, for the limited purposes set forth therein, Carrizo Oil & Gas, Inc. (“Carrizo”), on the other hand, to sell certain oil and gas interests and associated assets located in Dimmit County, Frio County, LaSalle County, Zavala County and McMullen County, Texas (the “Cotulla Assets”) for total consideration of approximately $181 million in cash upon closing, subject to normal and customary closing adjustments (the “Transaction”).  The effective date of the Transaction is June 1, 2016 (the “Effective Date”).  The Cotulla Assets include (based on the Company’s internal estimates) estimated net proved reserves, as of the Effective Date, of approximately 6.9 MMBoe.  Proved developed reserves are estimated to account for approximately 90% of the total net proved reserves. As of the Effective Date, the Cotulla Assets consisted of approximately 15,000 net acres with 112 gross (93 net) wells producing approximately 3,000 boe/d.

The Cotulla Purchase Agreement contains customary representations and warranties by the parties, and the parties have agreed to customary indemnities relating to breaches of representations, warranties and covenants and the payment of assumed and excluded obligations.

The consummation of the transactions contemplated by the Cotulla Purchase Agreement is subject to the satisfaction of customary closing conditions, including, among other things, the performance by the parties, in all material respects, of their respective covenants and agreements as set forth in the Cotulla Purchase Agreement and the accuracy, in all material respects, of their respective representations and warranties as set forth in the Cotulla Purchase Agreement.  The transactions contemplated by the Cotulla Purchase Agreement are expected to close in the fourth quarter of 2016, subject to satisfaction of the closing conditions.

Item 2.02Results of Operations and Financial Condition

On October 24, 2016, the Company issued a press release disclosing the Company’s cash position on or about September 30, 2016.  The press release is attached hereto as Exhibit 99.1 and described in Item 7.01 below.

Item 7.01                                           Regulation FD.

On October 24, 2016, the Company issued a press release relating to the transactions described in this Form 8-K.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit

99.1	Press Release, dated October 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/
SANCHEZ ENERGY CORPORATION

Date: October 25, 2016	By:	/s/ Gregory B. Kopel
Gregory B. Kopel
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release, dated October 24, 2016